Exhibit 99.1:

In connection with the Quarterly Report on Form 10-QSB of VSB Bancorp, Inc., (the "Company") for the quarterly period ended March 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Merton Corn, as Chief Executive Officer of the Company, and Raffaele Branca, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ MERTON CORN
-------------------------------
Merton Corn
Chief Executive Officer
June 19, 2003


/s/ RAFFAELE M. BRANCA
-------------------------------
Raffaele M. Branca
Chief Financial Officer
June 19, 2003

This certification accompanies each Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

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